EXHIBIT 1
                                                                 to SCHEDULE 13D



                           JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13D-(k)(1)


                  The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.


Dated as of October 16, 2000.


                                        CANFUND VE MANAGEMENT LTD.


                                        By:  /s/ Mark Phipps
                                             -----------------------------
                                             Name:   Mark Phipps
                                             Title:  Vice President



                                        CANFUND VE INVESTORS, L.P.


                                        By:  CanFund VE Management Ltd.
                                             Its General Partner


                                        By:  /s/ Mark Phipps
                                             -----------------------------
                                             Name:   Mark Phipps
                                             Title:  Vice President